Exhibit 4.3

Exhibit 4.3
H NUMBER COMMON STOCK
SHARES COMMON STOCK
FULTON FINANCIAL CORPORATION
INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA PAR VALUE $2.50 PER SHARE
THIS CERTIFIES that SPECIMEN SHARE(S) is the owner of CUSIP 360271 100 of the full-paid and non-assessable common stock of FULTON FINANCIAL CORPORATION transferable only on the books of the Corporation by the holders hereof in person, or by duly authorized attorney, upon the surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Countersigned: FULTON FINANCIAL ADVISORS DIVISION OF FULTON BANK, NATIONAL ASSOCIATION
LANCASTER, PENNSYLVANIA Transfer Agent
By: Authorized Signature
Dated SECRETARY CHAIRMAN, PRESIDENT AND CEO

FULTON FINANCIAL CORPORATION
The Corporation will furnish to any shareholder without charge and upon request, a full or summary statement of (1) the designations, preferences, limitations, and relative rights of the shares of each class of stock authorized to be issued, (2) the variations in the relative rights and preferences between the shares of each series of Preferred Stock so far as the same have been fixed and determined, and (3) the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series of Preferred Stock.
Explanation of Abbreviations
The following abbreviations, when used in the inscription on the face certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
Phrase Abbreviation Equivalent Phrase Abbreviation Equivalent
TEN COM –as tenants in common UNIF TRAN MIN ACT– Custodian
TEN ENT –husband and wife as tenants (Cust) (Minor)
by the entireties
JT TEN –as joint tenants, with right of under Uniform Transfers of Minors survivorship and not as Act
tenants in common (State)
Additional abbreviations may also be used though not in the above list.
For value received, hereby sell, assign and transfer under
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDED POSTAL ZIP CODE OF ASSIGNEE
Share of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer for the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated,
Signature (s):
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alterations or enlargement or any change whatever.
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17d-15